Letter to XsunX Shareholders:

XsunX Development Process Underscores Hybrid CIGS Manufacturing Potential

Dated: October 27, 2009

To Our Valued Shareholders,

In September XsunX announced a strategic business relationship with Intevac, Inc. an established equipment supplier to the hard disc drive industry. XsunX’s idea’s to adapt certain thin-film solar manufacturing technologies to Intevac equipment were launched months ago and we have since aggressively been working toward bringing a first-of-its-kind CIGS thin-film solar cell manufacturing technique to market that provides the efficiencies of silicon solar technology with the affordability of thin-film products.

The foundation of this effort lies in the premise that to maintain high efficiency and lower production costs one must keep the size of the solar cell small.  We believe by maintaining a small deposition area we will be able to reduce the amount of processing defects, which leads to better cell performance, while at the same time introduce a manufacturing method that can compensate for the small area wafer processing using high throughput manufacturing techniques.

While we work towards completion of our hybrid process, what we continue to learn, is that the adaptation of small area CIGS deposition to existing high throughput hard disk manufacturing platforms provides an excellent opportunity for rapid development of high efficiency CIGS photovoltaics. Recent progress has underscored this potential.

In addition to stable high-rate performance, one system enables sputtering process capabilities, which is a technique whereby alloys can be deposited onto the substrate to produce necessary layers of the CIGS solar cell. While sputtering alone is not part of the XsunX focus, sputtering techniques on Intevac systems have assisted in the production of CIGS devices approaching double digit performance. We find these abilities very encouraging.

At XsunX the unique combination of processes we are working to complete not only employ sputtering but introduces a separate thermal evaporation technique. Industry research has shown this method to significantly increase conversion efficiency numbers for CIGS thin-films to levels of poly silicon wafers. With this potential we see a lower cost high efficiency replacement for silicon wafer technology offering access to an enormous market that XsunX is eager to one day tap.

Leading the XsunX charge is Chief Technology Officer, Robert Wendt. With 15-years experience in CIGS thin-film technologies, Mr. Wendt knows the successful marriage of sputtering and thermal evaporation processes provide a more efficient use of less costly materials while offering high conversion efficiencies for CIGS.

I continue to thank you for your support of XsunX through the research and development process of our hybrid manufacturing technique.  We will share our ongoing progress, but if you have any questions in the meantime, please contact our Investor Relations desk at investors@xsunx.com or (888) 797-4527.

Yours Truly,
Tom M. Djokovich, CEO
XsunX, Inc.

Safe Harbor Statement: Matters discussed in this shareholder news letter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this shareholder news letter, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.